EXHIBIT 10.1






                                     MERGER

                                    AGREEMENT

                                       BY

                                       AND

                                      AMONG

                         DIGITAL LIFESTYLES GROUP, INC.,
                             A DELAWARE CORPORATION

                           PROTRON ACQUISITION, INC.,
                             A DELAWARE CORPORATION

                          PROTRON DIGITAL CORPORATION,
                            A CALIFORNIA CORPORATION

                                    LEO CHEN,
                                  AN INDIVIDUAL

                                       AND

                                   ALEX CHUNG,
                                  AN INDIVIDUAL







                               Dated March 8, 2006


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                                                       TABLE OF CONTENTS


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ARTICLE I  DEFINITIONS............................................................................................2

ARTICLE II THE MERGER.............................................................................................7

SECTION 2.1 MERGER................................................................................................7
SECTION 2.2 CLOSING...............................................................................................7
SECTION 2.3 ACTIONS AND DELIVERIES AT THE CLOSING.................................................................7
SECTION 2.4 EFFECT OF THE MERGER..................................................................................8
SECTION 2.5 CHARTER AND BYLAWS....................................................................................8
SECTION 2.6 DIRECTORS AND OFFICERS................................................................................9
SECTION 2.7 EFFECT ON CAPITAL STOCK...............................................................................9
SECTION 2.8 NO FRACTIONAL SHARES.................................................................................10
SECTION 2.9 AFFILIATES...........................................................................................10
SECTION 2.10 TAKING OF NECESSARY ACTION; FURTHER ACTION..........................................................10
SECTION 2.11 STOCK CERTIFICATE LEGEND............................................................................10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................................11

SECTION 3.1 ENTITY STATUS........................................................................................11
SECTION 3.2 POWER AND AUTHORITY; ENFORCEABILITY..................................................................11
SECTION 3.3 NO VIOLATION.........................................................................................11
SECTION 3.4 CAPITALIZATION.......................................................................................11
SECTION 3.5 PARENT SUBSIDIARIES..................................................................................12
SECTION 3.6 FINANCIAL STATEMENTS.................................................................................12
SECTION 3.7 LIABILITIES..........................................................................................12
SECTION 3.8 LEGAL COMPLIANCE.....................................................................................12
SECTION 3.9 CONTRACTS............................................................................................13
SECTION 3.10 LITIGATION..........................................................................................14
SECTION 3.11 AVAILABILITY, TITLE TO, AND CONDITION OF ASSETS.....................................................14
SECTION 3.12 LABOR; EMPLOYEES....................................................................................14
SECTION 3.13 EMPLOYEE BENEFITS...................................................................................14
SECTION 3.14 TAX MATTERS.........................................................................................15
SECTION 3.15 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS...........................................................15
SECTION 3.16 INSURANCE...........................................................................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY STOCKHOLDERS  REGARDING THE COMPANY.....16

SECTION 4.1 ENTITY STATUS........................................................................................16
SECTION 4.2 POWER AND AUTHORITY; ENFORCEABILITY..................................................................16
SECTION 4.3 NO VIOLATION.........................................................................................16
SECTION 4.4 CAPITALIZATION.......................................................................................16
SECTION 4.5 COMPANY SUBSIDIARIES.................................................................................17
SECTION 4.6 FINANCIAL STATEMENTS.................................................................................17
SECTION 4.7 SUBSEQUENT EVENTS....................................................................................17
SECTION 4.8 LIABILITIES..........................................................................................17
SECTION 4.9 LEGAL COMPLIANCE.....................................................................................18
SECTION 4.10 CONTRACTS...........................................................................................18
SECTION 4.11 LITIGATION..........................................................................................19
SECTION 4.12 AVAILABILITY, TITLE TO, AND CONDITION OF ASSETS.....................................................19
SECTION 4.13 LABOR; EMPLOYEES....................................................................................19
SECTION 4.14 EMPLOYEE BENEFITS...................................................................................20
SECTION 4.15 TAX MATTERS.........................................................................................20
SECTION 4.16 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS...........................................................20
SECTION 4.17 INSURANCE...........................................................................................20


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ARTICLE V   REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS...........................................21

SECTION 5.1 REQUISITE POWER AND AUTHORITY........................................................................21
SECTION 5.2 OWNERSHIP OF COMPANY STOCK...........................................................................21
SECTION 5.3 INVESTMENT REPRESENTATIONS...........................................................................21
SECTION 5.4 INVESTMENT EXPERIENCE; ABILITY TO BEAR ECONOMIC RISK.................................................21
SECTION 5.5 ACQUISITION FOR OWN ACCOUNT..........................................................................21
SECTION 5.6 ACCREDITED INVESTOR..................................................................................21
SECTION 5.7 PARENT INFORMATION...................................................................................21
SECTION 5.8 RULE 144.............................................................................................22
SECTION 5.9 RESIDENCE............................................................................................22

ARTICLE VI  COVENANTS............................................................................................22

SECTION 6.1 GENERAL..............................................................................................22
SECTION 6.2 NOTICES AND CONSENTS.................................................................................22
SECTION 6.3 OPERATION AND PRESERVATION OF THE COMPANY'S BUSINESS.................................................22
SECTION 6.4 OPERATION AND PRESERVATION OF THE PARENT'S BUSINESS..................................................23
SECTION 6.5 TRANSFERS OF COMPANY STOCK...........................................................................23
SECTION 6.6 CONFIDENTIALITY; PUBLICITY...........................................................................24
SECTION 6.7 EXCLUSIVITY..........................................................................................25
SECTION 6.8 PARENT PROXY STATEMENT AND REGISTRATION STATEMENT....................................................25
SECTION 6.9 COMPANY DISCLOSURE SCHEDULE..........................................................................26

ARTICLE VII CLOSING CONDITIONS...................................................................................26

SECTION 7.1 GENERAL CONDITIONS...................................................................................26
SECTION 7.2 CONDITIONS PRECEDENT TO OBLIGATION OF PARENT AND MERGER SUB..........................................27
SECTION 7.3 CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY....................................................28

ARTICLE VIII TERMINATION.........................................................................................28

SECTION 8.1 TERMINATION OF AGREEMENT.............................................................................28
SECTION 8.2 EFFECT OF TERMINATION; BREAK-UP FEE..................................................................29

ARTICLE IX INDEMNIFICATION.......................................................................................30

SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................................................30
SECTION 9.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY AND THE COMPANY STOCKHOLDERS...................30
SECTION 9.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE PARENT PARTIES.........................................31
SECTION 9.4 INDEMNIFICATION CLAIM PROCEDURES.....................................................................32
SECTION 9.5 LIMITATIONS..........................................................................................32
SECTION 9.6 TAX AND INSURANCE BENEFITS...........................................................................33
SECTION 9.7 EXCLUSION OF CERTAIN TYPES OF DAMAGES................................................................33

ARTICLE X  MISCELLANEOUS.........................................................................................33

SECTION 10.1  ENTIRE AGREEMENT...................................................................................33
SECTION 10.2  SUCCESSORS.........................................................................................33
SECTION 10.3  ASSIGNMENTS........................................................................................33
SECTION 10.4  NOTICES............................................................................................34
SECTION 10.5  LITIGATION SUPPORT.................................................................................35
SECTION 10.6  DISPUTE RESOLUTION.................................................................................35
SECTION 10.7  TIME...............................................................................................35
SECTION 10.8  COUNTERPARTS.......................................................................................35
SECTION 10.9  HEADINGS...........................................................................................35
SECTION 10.10 GOVERNING LAW......................................................................................36
SECTION 10.11 AMENDMENTS AND WAIVERS.............................................................................36
SECTION 10.12 SEVERABILITY.......................................................................................36
SECTION 10.13 EXPENSES...........................................................................................36

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SECTION 10.14 CONSTRUCTION.......................................................................................36
SECTION 10.15 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES..................................................37
SECTION 10.16 REMEDIES...........................................................................................37
SECTION 10.17 ELECTRONIC SIGNATURES..............................................................................37

EXHIBITS

        Exhibit A         Form of Affiliate Letter

        Exhibit B         Merger Certificates

        Exhibit C         Form of Company's Officer's Certificate

        Exhibit D         Form of Company Stockholder's Certificate

        Exhibit E         Form of Registration Rights Agreement

        Exhibit F         Form of Unanimous Written Consent

        Exhibit G         Form of Parent's/Merger Sub's Officer's Certificates

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                                      iii

MERGER AGREEMENT

     This Merger Agreement (this "AGREEMENT"), dated March 8, 2006 (the "EXECUTION DATE"), is by and among Protron Acquisition, Inc., a Delaware corporation ("MERGER SUB"), Digital Lifestyles Group, Inc., a Delaware corporation ("PARENT"), Protron Digital Corporation, a California corporation (the "COMPANY"), Leo Chen, an individual and Alex Chung, an individual (individually, each a "COMPANY STOCKHOLDER" and collectively, the "COMPANY STOCKHOLDERS").

                                  BACKGROUND:

     A. The Company, Parent and the Company Stockholders jointly desire that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER"), in accordance with the terms of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the California Corporations Code (the "CCC").

     B. Pursuant to the Merger all issued and outstanding shares of the Company Stock (as defined herein) will be converted into the right to receive shares of Parent Common Stock (as defined herein).

     C. The board of directors of Parent has (i) determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Transactions (as defined herein) and (ii) has recommended the approval and adoption of this Agreement by the stockholders of Parent.

     D. The board of directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Transactions and (ii) has recommended the approval and adoption of this Agreement by the stockholders of the Company.

     E. For United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the Code (as defined herein).

     F. Prior to or simultaneous with the execution of this Agreement, the Company Stockholders have each delivered to Parent an Affiliate Letter, in the form attached hereto as Exhibit A (an "AFFILIATE LETTER") and the written consent of the Company Stockholders approving this Agreement and the consummation of the Transactions by the Company.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, and intending to be legally bound hereby, Parent, the Company, Merger Sub and the Company Stockholders hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

     "ACQUISITION PROPOSAL" means any offer or proposal, received by the Company or Company Stockholder, prior to the Closing Date, concerning any (a) merger, consolidation, business combination, or similar transaction involving the Company, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company representing five percent (5%) or more of the assets of the Company, (c) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing five percent (5%) or more of the voting power of the Company, (d) transaction in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of five percent (5%) or more of the outstanding voting capital stock of the Company, or (e) any combination of the foregoing (other than the Merger).

     "AFFILIATE" or "AFFILIATED" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or credit arrangements or otherwise.

     "BALANCE SHEET DATE" means December 31, 2005.

     "BREACH" means (a) any breach, inaccuracy, failure to perform, failure to comply, conflict with, failure to notify, default, or violation or (b) any other act, omission, event, occurrence or condition the existence of which would (i) permit any Person to accelerate any obligation or terminate, cancel, or modify any right or obligation or (ii) require the payment of money or other consideration.

     "BUSINESS DAY" means a day on which banks are ordinarily open for transaction of normal banking business in California.

     "CODE" means the Internal Revenue Code of 1986, as amended.


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     "COMMITMENT" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other contracts that could require a Person to issue any of its Equity Interests or sell any Equity Interests it owns in another Person, (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interests of a Person or owned by a Person, (c) statutory preemptive rights or preemptive rights granted under a Person's Organizational Documents, and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

     "COMPANY COMMON STOCK"means the Company's common stock, par value $1.00 per share.

     "COMPANY FULLY DILUTED EQUITY" means the number of shares of Company Common Stock issued and outstanding as of the Effective Time (excluding Excluded Company Stock).

     "COMPANY INDEMNIFIED PARTIES" mean Parent, Merger Sub and their respective officers, directors, managers, employees, agents, Representatives, stockholders and Affiliates.

     "COMPANY STOCK" means the Company Common Stock.

     "COMPANY UNAUDITED FINANCIAL STATEMENTS" means the unaudited consolidated balance sheets of the Company as of December 30, 2005, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the Company for the fiscal year then ended, including any consolidating schedules and the notes thereto.

     "CONSENT" means any consent, approval, notification, waiver or other similar action.

     "DAMAGES" means all damages (including individual and consequential damages), losses, Liabilities and expenses (including reasonable fees and expenses of outside attorneys).

     "ENCUMBRANCE" means any chose, encumbrance, security interest, lien, option, equity, adverse claim or restriction.

     "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" means all Laws concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control, or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now in effect.

     "EQUITY INTEREST" means (a) with respect to a corporation, any and all shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and (c) any other direct equity ownership or participation in a Person.


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


     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE RATIO" means the quotient of (a) 74,353,942 divided by (b) the Company Fully Diluted Equity.

     "GAAP" means United States generally accepted accounting principles as in effect as of the date hereof.

     "GOVERNMENTAL BODY" means any legislature, agency, bureau, department, commission, court, political subdivision, tribunal or other instrumentality of government whether local, state, federal or foreign.

     "INDEMNIFIED PARTIES" means, individually and as a group, Parent Indemnified Parties and the Company Indemnified Parties.

     "INDEMNITOR" means any Party having any Liability to any Indemnified Party under this Agreement.

     "INTELLECTUAL PROPERTY" means any rights, licenses, liens, security interests, charges, encumbrances, equities, and other claims that any Person may have to claim ownership, authorship or invention, to use, to object to or prevent the modification of, to withdraw from circulation, or control the publication or distribution of any trademarks, patents, copyrights, or trade secrets.

     "IRS" means the United States Internal Revenue Service.

     "KNOWLEDGE" means the knowledge of a Person's officers and directors as of the date hereof and the Closing Date after due investigation. With respect to particular areas of interest, "Knowledge" will include the knowledge of such Person's employees charged with responsibility for a particular area of such Person's operations (i.e., an employee directing the environmental section with respect to knowledge of environmental matters).

     "LAW" means any applicable statute, rule, regulation, administrative requirement, code or ordinance of any Governmental Body, each as amended and now in effect.

     "MATERIAL ADVERSE CHANGE (OR EFFECT)" means any change (or effect) on the business, financial condition or operations of a Person which change or effect, individually or in the aggregate, is or could reasonably be expected to be materially adverse to such business, financial condition or operations or on the ability of such Person to consummate the Transactions without material delay, provided, however, that for purposes of this Agreement, conditions, events or circumstances generally adversely affecting the United States economy or the United States securities markets, taken as a whole, shall, in each case, not be taken into account in determining whether there has been or would be a Material Adverse Change (or Effect).

     "ORGANIZATIONAL DOCUMENTS" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or



                                       4
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certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

     "PARENT COMMON STOCK" means Parent's common stock, par value $0.03 per share.

     "PARENT INDEMNIFIED PARTIES" means the Company Stockholders, the Company and its officers, directors, managers, employees, agents, Representatives, and Affiliates.

     "PARENT PARTIES" means Parent, Merger Sub, each Parent Subsidiary, and post-closing the Surviving Corporation.

     "PARENT UNAUDITED FINANCIAL STATEMENTS" means the unaudited consolidated balance sheets of Parent as of December 31, 2005, December 31, 2004, December 31, 2003 and December 31, 2002, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for Parent for the fiscal year then ended, including any consolidating schedules and the notes thereto.

     "PARTIES" means the Parent, Merger Sub, the Company and the Company Stockholders.

     "PERMIT" means any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization required by any Law or Governmental Body.

     "PERMITTED ENCUMBRANCES" means (i) Encumbrances disclosed on Schedule A to the Parent Disclosure Schedule, (ii) Encumbrances disclosed in Schedule A to the Company Disclosure Schedule, (iii) liens for Taxes, assessments, governmental charges or levies or mechanics' and other statutory liens which are not yet delinquent or can be paid without penalty or are being contested in good faith and by appropriate proceedings in respect thereof and for which an appropriate reserve has been established in accordance with GAAP, (iv) imperfections of title which are immaterial in amount relative to the property affected and which do not materially interfere with the present use of the property subject thereto or affected thereby, and (v) restrictions on transfer generally arising under federal and state securities laws.

     "PERSON" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Body. "Representatives" means Persons acting on behalf of another Person, including such Person's officers, directors, employees, representatives, agents, independent accountants, investment bankers and counsel.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SUBSIDIARY" means, with respect to any Person: (a) any corporation of which fifty percent (50%) or more of the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and (b) any Person other than a corporation of which at least a majority of the Equity Interests (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity are owned by such Person directly or through one or more other Subsidiaries of such Person.

     "TAX" means (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (ii) any obligations under any contracts with respect to any Tax described in clause (i) above.

     "TAX RETURN" means any return, form, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Body, including any schedule or attachment thereto, and including any amendment thereof.

     "TERMINATION DATE" means the date on which this Agreement is terminated pursuant to Section 8.1.

     "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, and each of the other documents, instruments and agreements to be executed, delivered, and performed in connection herewith.

     "TRANSACTIONS" means all of the transactions contemplated by the Transaction Documents, including: (a) the Merger; (b) the execution, delivery, and performance of all of the documents, instruments and agreements to be executed, delivered, and performed in connection herewith; and (c) the performance by Parent, Merger Sub, and the Company of their respective covenants and obligations (pre- and post-Closing, as applicable) under the Transaction Documents.

     "WARN ACT" means the Worker Adjustment and Retraining Notification Act.

     The following additional terms are defined in the sections of the Agreement set forth across from such terms as set below:

        Defined Term                            Location of Definition

        Affiliate Letter                        Recitals
        Agreement                               Preamble
        CCC                                     Recitals
        Closing                                 Section 2.2
        Closing Date                            Section 2.2
        Company                                 Preamble
        Company Disclosure Schedule             ARTICLE IV
        Company Stock Certificates              Section 2.7(c)
        Company Stockholder                     Preamble


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


        Company Stockholders                    Preamble
        Confidential Information                Section 6.6(a)
        Conversion Consideration                Section 2.7(c)
        DGCL                                    Recitals
        Effective Time                          Section 2.3
        Excluded Company Stock                  Section 2.7(a)
        Execution Date                          Preamble
        JAMS                                    Section 10.6
        Liabilities                             Section 3.7
        Merger                                  Preamble
        Merger Certificates                     Section 2.3
        Merger Consideration                    Section 2.7(c)
        Merger Sub                              Preamble
        Parent                                  Preamble
        Parent Disclosure Schedule              ARTICLE III
        Parent Liabilities                      Section 3.7
        Parent Plans                            Section 3.13(a)
        Parent Preferred Stock                  Section 3.4
        Parent Subsidiary                       Section 3.5
        Proxy Statement                         Section 6.8(a)
        Registration Rights Agreement           Section 2.3(a)(iii)
        Registration Statement                  Section 6.8(b)
        Surviving Corporation                   Section 2.1
        Tax Benefit                             Section 9.6


                                   ARTICLE II
                                   THE MERGER

SECTION 2.1 MERGER. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, in accordance with this Agreement, the DGCL and the CCC, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation as a wholly-owned Subsidiary of Parent. The Company as the surviving corporation after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION."

SECTION 2.2 CLOSING. The closing of the Merger (the "CLOSING") will take place at the offices of Akin Gump Strauss Hauer & Feld LLP, Century Tower Plaza, 2029 Century Park East, Suite 2400, Los Angeles, California, commencing at 9:00 a.m., California time, on the second (2nd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to Merger (other than conditions with respect to actions the respective Parties will satisfy at the Closing itself), or such other date as the Parties may mutually determine (the "CLOSING DATE").

SECTION 2.3 ACTIONS AND DELIVERIES AT THE CLOSING. On the Closing Date, the Parties will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware and the Secretary of State of the State of California a Certificate of Merger (or like instrument) substantially in the forms of EXHIBIT A-1 and EXHIBIT A-2 (the "MERGER CERTIFICATES"), in accordance with the relevant provisions of the DGCL and the CCC,


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respectively. The Parties shall file such other documents with the Secretary of
State of the State of Delaware and the Secretary of State of the State of California as may be required by the provisions of the DGCL and the CCC respectively, and as is necessary to cause the Merger to become effective. The date and time the Merger becomes effective will be as specified in the Merger Certificates or as otherwise provided in accordance with the relevant provisions of the DGCL and the CCC, and is referred to as the "EFFECTIVE TIME." In addition at the Closing:

     (a)  The Company and the Company Stockholders will deliver to Parent:

          (i) An officer's certificate, dated as of the Closing Date, substantially in the form of EXHIBIT C, duly executed on the Company's behalf, as to whether each condition specified in
               SECTION 7.2(A) - SECTION 7.2(C) has been satisfied.

          (ii) A certificate, dated as of the Closing Date, substantially in the form of EXHIBIT D, duly executed by each Company Stockholder, as to whether each condition specified in SECTION 7.2(A) - SECTION 7.2(C) has been satisfied.

          (iii) A Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in the form of EXHIBIT E, duly executed by the Company Stockholders.

          (iv) Stock certificates representing the shares of Company Stock held by the Company Stockholders, duly endorsed for cancellation.

          (v) An unanimous written consent, substantially in the form of Exhibit F, duly executed by each holder of shares of Company Stock as of the Closing Date, ratifying the execution and delivery of the Agreement and approving the consummation of the Merger and the Transactions.

     (b)  Parent will deliver to the Company:

          (i) An officer's certificate, dated as of the Closing Date, substantially in the form of EXHIBIT G, duly executed on Parent's and Merger Sub's behalf, as to whether each condition specified in Sections SECTION 7.3(A) and SECTION 7.3(B) has been satisfied.

          (ii) The Registration Rights Agreement duly executed by Parent and the Surviving Corporation.

     (c) The Parties shall also deliver to each other any agreements, closing certificates and other documents and instruments required to be delivered pursuant to this Agreement.

SECTION 2.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger will be as provided in this Agreement, the DGCL and the CCC. At the Effective Time all of the Company's and Merger Sub's property, rights, privileges, powers, and franchises will vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Company and the Merger Sub will become the Surviving Corporation's debts, liabilities, duties and obligations.

SECTION 2.5 CHARTER AND BYLAWS. At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior the Effective Time, shall be the Certificate of



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Incorporation of the Surviving Corporation until thereafter amended, as provided by law and in such Certificate of Incorporation. The Merger Sub's bylaws, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's bylaws until thereafter amended, as provided by laws and in such bylaws.

SECTION 2.6 DIRECTORS AND OFFICERS. At the Effective Time, the following Persons will be the directors of the Surviving Corporation: Andy Teng, Alex Chung, Samuel J. Furrow, Jr., Leo Chen and a Person to be mutually selected by Parent and the Company. At the Effective Time the officers of the Company will be the officers of the Surviving Corporation.

SECTION 2.7 EFFECT ON CAPITAL STOCK. At the Effective Time, because of the Merger and without any action on the part of any Party or the holder of any of the following securities:

     (a) CANCELLATION OF PARENT-OWNED AND COMPANY-OWNED STOCK. Each share of Company Stock that Merger Sub, Parent, the Company or any direct or indirect wholly-owned Subsidiary of Parent or the Company owns immediately prior to the Effective Time will be canceled and extinguished without conversion (the "EXCLUDED COMPANY STOCK").

     (b) COMMON STOCK OF MERGER SUB. Each share of Merger Sub's common stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of the Surviving Corporation's common stock. Each stock certificate of Merger Sub evidencing ownership of any such shares will from and after the Effective Time evidence ownership of shares of the Surviving Corporation's common stock.

     (c) CONVERSION OF COMPANY STOCK. Each share of Company Stock issued and outstanding immediately prior to the Effective Time (excluding Excluded Company Stock) will be automatically converted into the number of shares of Parent Common Stock equal to the Exchange Ratio (the "CONVERSION CONSIDERATION"). All such Company Stock, when so converted, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and the holder of a certificate (a "COMPANY STOCK CERTIFICATE") that, immediately prior to the Effective Time, represented issued and outstanding shares of Company Stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Company Stock Certificate that holder's proportionate share of the Conversion Consideration (collectively, the "MERGER CONSIDERATION").

     (d) RIGHTS PRIOR TO SURRENDER, STOCK SPLITS, ETC. AND STOCK TRANSFER BOOKS. Until delivered to the Parent as contemplated by SECTION 2.3(A)(IV), each Company Stock Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration. If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number of shares or a different class, because of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. After the Effective Time, the Company's stock transfer books will be closed and there will be no further transfers of shares of Company Stock following the Effective Time. If, at or after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged in accordance with this Agreement.

     (e) FULL SATISFACTION. All Merger Consideration will be deemed to have been issued in full satisfaction of all rights pertaining to the Company Stock.

SECTION 2.8 NO FRACTIONAL SHARES. No fractional shares of Parent Common Stock will be issued in the Merger and any fractional share interests will not entitle the owner thereof to vote or to any rights of a Parent stockholder.

SECTION 2.9 AFFILIATES. Notwithstanding anything to the contrary herein, no Merger Consideration shall be delivered to a person who may be deemed an "affiliate" of the Company for purposes of Rule 145 under the Securities Act until such Person has executed and delivered to Parent an executed copy of an Affiliate Letter, substantially in the form of EXHIBIT A.

SECTION 2.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of the Company, the officers and directors of the Company, Parent, and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and the Company and Parent will cause them to take, all such lawful and necessary action.

SECTION 2.11 STOCK CERTIFICATE LEGEND. Each stock certificate Parent delivers to the Company Stockholders will be imprinted with a legend substantially in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN CONNECTION WITH A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF SUCH RULE.

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR

          OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION HAS BEEN ESTABLISHED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Except as is provided in the disclosure letter delivered at or prior to the execution of this Agreement by Parent (the "PARENT DISCLOSURE SCHEDULE"), Parent represents and warrants to the Company as follows:

SECTION 3.1 ENTITY STATUS. Each of Parent, Merger Sub and each other Subsidiary of Parent is an entity duly created, formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its creation, formation or organization. Each of Parent, Merger Sub and each other Subsidiary of Parent is duly authorized to conduct its business and is in good standing under the Laws of each jurisdiction where such qualification is required except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of Parent, Merger Sub and each other Subsidiary of Parent has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted.

SECTION 3.2 POWER AND AUTHORITY; ENFORCEABILITY. Each of Parent and Merger Sub has the corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform and consummate the Transactions. Each of Parent and Merger Sub have taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of Parent's and Merger Sub's obligations thereunder, and the consummation of the Transactions. At the Closing, this Agreement and each other Transaction Document will be duly authorized, executed and delivered by, and enforceable against, each of Parent or Merger Sub, if Parent or Merger Sub is a party thereto.

SECTION 3.3 NO VIOLATION. The execution, delivery and performance of this Agreement or the other Transaction Documents to which Parent and Merger Sub is a party or the consummation of the transactions contemplated hereby or thereby by Parent or Merger Sub will not (a) Breach any Law to which Parent or Merger Sub is subject or any provision of the Organizational Documents of Parent and Merger Sub, (b) Breach any contract to which Parent is a party, (c) require any Consent of a Governmental Body, (d) Breach any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub, or (e) result in the imposition or creation of any Encumbrance upon or with respect to any of Parent's assets.

SECTION 3.4 CAPITALIZATION. Parent's authorized Equity Interests consist solely of (i) 100,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share ("PARENT PREFERRED STOCK"). As of February 27, 2006, (A) 31,865,975
shares of Parent Common Stock were issued and outstanding, (B) no shares of Parent Common Stock are held in the treasury of Parent, (C) no shares of Parent Common Stock are held by any Subsidiary of Parent, (D) 18,532,895 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding options and warrants, (E) 1,500,000 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding convertible notes, and (F) 185,000 were reserved for future issuance pursuant to Parent Plans. As of the date of this Agreement, no shares of Parent Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Parent Common Stock: (x) have been duly authorized and are validly issued, fully paid, and nonassessable, and (y) were issued in compliance with all applicable state and federal securities laws. There are no other authorized, issued, or outstanding shares of the capital stock of Parent. SECTION 3.4 of the Parent Disclosure Schedule lists all outstanding options or warrants to acquire shares of Parent's capital stock, including, for each option or warrant holder, such holder's name, the date of grant, the vesting date, the total number of options or warrants granted, the exercise price and the expiration date. All outstanding options and warrants were issued in compliance with all applicable state and federal securities laws.

SECTION 3.5 PARENT SUBSIDIARIES. Section 3.5 of the Parent Disclosure Schedule lists each Subsidiary of Parent (a "PARENT SUBSIDIARY") and for each Parent Subsidiary sets forth, (a) its name and jurisdiction of creation, formation, or organization and (b) the names of the holders thereof.

SECTION 3.6 FINANCIAL STATEMENTS. The Parent Unaudited Financial Statements (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, (ii) present fairly, in all material respects, the financial condition and results of operation of the Parent Parties, changes in stockholders' equity and cash flows of the Parent Parties, as of the respective dates of and for the periods referred to in the Parent Unaudited Financial Statements, (iii) are correct and complete in all material respects, and (iv) are consistent with the books and records of the Parent Parties; provided, however, that the Parent Unaudited Financial Statements do not contain an auditor's report, a statement of changes in stockholders' equity, notes, reclassifications and other presentation items required by GAAP and are subject to normal period-end audit adjustments, (which will not be material individually or in the aggregate). Copies of the Parent Unaudited Financial Statements are attached as SECTION 3.6 to the Parent Disclosure Schedule. Since the Balance Sheet Date, none of the Parent Parties have effected any material change in accounting methods, policies, practices, procedures or principles used by the Parent Parties, except for any such change required because of a concurrent change in GAAP.

SECTION 3.7 LIABILITIES. The Parent Parties do not have any obligations or liabilities (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise) whether or not required by GAAP to be reflected or reserved against on a balance sheet or the notes thereto ("LIABILITIES") other than (a) Liabilities provided for, reserved against or disclosed in the Parent Unaudited Financial Statements, (b) Liabilities incurred in the ordinary course of business since the Balance Sheet Date, or (c) Liabilities related to the Transactions (the "PARENT LIABILITIES").

SECTION 3.8 LEGAL COMPLIANCE. Other than the requirements of Section 13 of the Securities Exchange Act of 1934, as amended (and solely with respect to the obligation of Parent to have filed its periodic reports for the fiscal year ended December 31, 2004 and 2005 and for each of the quarters ended March 31, June 30 and September 30, 2004), each Parent Party has complied in all material respects with all applicable Laws in connection with the operation of their respective businesses, and no Action is pending or threatened against any Parent Party alleging any failure to so comply.

SECTION 3.9 CONTRACTS. SECTION 3.9 of the Parent Disclosure Schedule lists the following contracts to which any Parent Party is a party:

     (a) any contract (or group of related contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

     (b) any contract (or group of related contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Parent, or involve consideration in excess of $100,000;

     (c) any contract concerning a limited liability company, partnership, joint venture or similar arrangement;

     (d) any contract (or group of related contracts) under which it has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $50,000, or under which it has imposed or suffered to exist an Encumbrance on any of its assets;

     (e)  any contract concerning noncompetition;

     (f) any contract with any stockholder of any Parent Party or any of their Affiliates;

     (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar contract for the benefit of its current or former directors, officers, and employees;

     (h)  any collective bargaining contract;

     (i) any contract for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

     (j) any contract under which it has advanced or loaned any amount to any of its directors or officers or any stockholder of any Parent Party or, outside the ordinary course of business, to its employees that are not stockholders of a Parent Party; and

     (k) any other contract (or group of related contracts) the performance of which involves consideration in excess of $100,000.

     To the Knowledge of Parent, with respect to each such contract: the contract is enforceable; the contract will continue to be enforceable on identical terms following the consummation of the Transactions; no party is in Breach, and no event has occurred which, with notice or lapse of time, would constitute a Breach under the contract; and no party has repudiated any provision of the contract.

SECTION 3.10 LITIGATION. No Parent Party is (a) subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Body or (b) a party to, the subject of, or threatened to be made a party to or the subject of, any Action. No event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

SECTION 3.11 AVAILABILITY, TITLE TO, AND CONDITION OF ASSETS. Parent has good and indefeasible title to, or a valid leasehold interest, in, all buildings, machinery, equipment and other tangible assets that are used by Parent except for assets which are immaterial to the conduct of the Parents' business. All buildings, machinery, equipment, and other tangible assets used by Parent, whether owned or leased, have been maintained in accordance with normal industry practice, consistent with past practice and in compliance in all material respects with all applicable Laws and requirements of all applicable contracts, are in good repair and operating condition (subject to normal wear and tear), and are suitable for the purposes for which they are presently used. All such buildings, machinery, equipment, and other tangible assets are (i) in the possession of Parent and (ii) to the extent owned by Parent are, or to the extent leased or otherwise utilized pursuant to contract, such leases or contract are, free and clear of all Encumbrances, other than Permitted Encumbrances.

SECTION 3.12 LABOR; EMPLOYEES. No Parent Party is a party to or bound by any collective bargaining contract, nor has any Parent Party experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes, nor have any been threatened. No Parent Party has committed any unfair labor practice (as determined under Law). No organizational effort is currently being made or threatened by or on behalf of any labor union with respect to any Parent Party's employees. To Parent's Knowledge there is no pending and no Parent Party has been threatened with, an investigation or proceeding under any Law or order which prohibits discrimination, retaliation or harassment of employees or which requires affirmative action regarding employment with respect to any Party's employees. No employee of any Parent Party will accrue benefits, severance or accelerated rights to payment of benefits or be entitled to any other payment as a result of the Transactions (either alone or combined with any other event or transaction). Since January 1, 2003, the Parent Parties have operated in material compliance with the applicable provisions of the WARN Act or other similar Laws of any jurisdiction in connection with any obligations with respect to persons employed by the Parent Parties that arise prior to and including the Closing Date.

SECTION 3.13 EMPLOYEE BENEFITS.

     (a) Parent has previously supplied the Company copies of all plans and other arrangements which provide compensation or benefits to officers, directors or consultants or employee benefits to employees of any Parent Party, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, incentive, phantom stock, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment, consulting or executive compensation agreements covering any employee, former employee, consultant or the beneficiaries or dependents of any employee, former employee or consultant (collectively, the "PARENT PLANS").

     (b)  Except as provided by law or in any employment agreement set forth on
          SECTION 3.13(A) of the Parent Disclosure Schedule, the employment of all persons presently employed or retained by Parent is terminable at will.

     (c) Parent is not a party to any severance or similar arrangement in respect of any of the personnel that will result in any obligation (absolute or contingent) of Parent after the closing of the transactions contemplated hereby, or in connection with a change of control, to make any payment to, or provide any accelerated vesting of any Equity Security for, any of such personnel following termination of employment.

     (d) There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, or to Parent's Knowledge, threatened under which Parent or any Employee Plan could have any material liability other than routine claims for benefits in the ordinary course of the operation of an Employee Plan.

SECTION 3.14 TAX MATTERS. Parent has timely filed all tax returns (federal, state and local) required to be filed by it other than those sales tax returns that Parent would be required to file in connection with Internet sales and the failure of which would not have a Material Adverse Effect. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the company on or before any Closing hereunder have been paid or will be paid prior to the time they became delinquent. Parent has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. Parent has no Knowledge of any liability of any tax to be imposed upon its properties or assets that is not adequately provided for. Parent has not executed any waiver of any statute of limitations on the assessment or calculation of any tax or governmental charge. Parent has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom.

SECTION 3.15 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. The Parent Parties are in compliance in all material respects with all Environmental, Health, and Safety Requirements in connection with the ownership, use, maintenance or operation of the Parent Parties' assets. There is no pending or to the Knowledge of Parent threatened Actions by any Person claiming that any properties or assets used in the Parent Parties' business are not, or that the Parent Parties' business has not been conducted, in compliance in all material respects with all Environmental, Health and Safety Requirements.

SECTION 3.16 INSURANCE. Parent has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its Assets that might be damaged or destroyed.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY AND THE COMPANY STOCKHOLDERS
                             REGARDING THE COMPANY

     Except as is provided in the disclosure letter delivered at or prior to the execution of this Agreement by the Company (the "COMPANY DISCLOSURE SCHEDULE"), the Company and the Company Stockholders, jointly and severally, represent and warrant to Parent and Merger Sub as follows:

SECTION 4.1 ENTITY STATUS. The Company of the Company is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. The Company is duly authorized to conduct its business and is in good standing under the Laws of each jurisdiction where such qualification is required except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company of the Company has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted.

SECTION 4.2 POWER AND AUTHORITY; ENFORCEABILITY. The Company has the relevant corporate power and authority necessary to execute and deliver each Transaction Document to which the Company is a party and to perform and consummate the Transactions. The Company has taken all action necessary to authorize the execution and delivery of each Transaction Document to which the Company is a party, the performance of the Company's obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which the Company is a party has been duly authorized, executed, and delivered by, and is enforceable against the Company.

SECTION 4.3 NO VIOLATION.

     The execution, delivery and performance of this Agreement or the other Transaction Documents to which the Company is a party or the consummation of the transactions contemplated hereby or thereby by the Company will not (a) Breach any Law to which the Company is subject or any provision of the Organizational Documents of the Company, (b) Breach any contract to which the Company is a party, (c) require any Consent of a Governmental Body, (d) Breach any resolution adopted by the board of directors or the stockholders of the Company, or (e) result in the imposition or creation of any Encumbrance upon or with respect to any of the Company's assets.

Section 4.4       Capitalization.

     (a) CAPITALIZATION. The Company's authorized Equity Interests consist solely of 50,000,000 shares of Company Common Stock. SECTION 4.4(A) of the Company Disclosure Schedule, sets forth the names of each stockholder of the Company and the class and number of shares of each Equity Interest that are held by each such stockholder. All of the issued and outstanding Company Stock: (A) have been duly authorized and are validly issued, fully paid, and nonassessable, (B) were issued in compliance with all applicable state and federal securities laws, and (C) are held of record and owned beneficially by the stockholder as set forth in SECTION

          4.4(A) of the Company Disclosure Schedule. There are no other authorized, issued, or outstanding shares of the capital stock of the Company. The Company has no outstanding options or warrants to acquire shares of the Company's capital stock.

     (b) STOCKHOLDER INFORMATION. As of the date hereof, each Company Stockholder holds of record and owns beneficially the number of Company Stock as set forth next to such Company Stockholder's name in
          Section 4.4(a) of the Company Disclosure Schedule, and, to the Company's Knowledge, each Company Stockholder holds the Company Stock free and clear of any Encumbrances (other than any restrictions under the Securities Act and state securities Laws). All of the issued and outstanding Company Stock is owned solely by the Company Stockholder's and no other person or entity owns, beneficially or otherwise, or has any voting rights with respect to, any Company Stock. With respect to each Company Stockholder, Section 4.4(a) of the Company Disclosure Schedule also sets forth the address, state of residence and federal tax identification number (or social security number, as applicable) of such Company Stockholder as of the date hereof as recorded in the books and records of the Company. No Company Stockholder is a party to any (i) contract that could require such Stockholder to sell, transfer, or otherwise dispose of any Equity Interests of the Company (other than this Agreement) or (ii) other contract with respect to any Equity Interests of the Company.

SECTION 4.5 COMPANY SUBSIDIARIES. The Company has no Subsidiaries.

SECTION 4.6 FINANCIAL STATEMENTS. The Company Unaudited Financial Statements (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, (ii) present fairly, in all material respects, the financial condition and results of operation of the Company Parties, changes in stockholders' equity and cash flows of the Company Parties, as of the respective dates of and for the periods referred to in the Company Unaudited Financial Statements, (iii) are correct and complete in all material respects, and (iv) are consistent with the books and records of the Company Parties; provided, however, that the Company Unaudited Financial Statements do not contain an auditor's report, a statement of changes in stockholders' equity, notes, reclassifications and other presentation items required by GAAP and are subject to normal period-end audit adjustments, (which will not be material individually or in the aggregate). Copies of the Company Unaudited Financial Statements are attached as Section 4.6 to the Company Disclosure Schedule. Since the Balance Sheet Date, none of the Company Parties has effected any material change in accounting methods, policies, practices, procedures or principles used by the Company Parties, except for any such change required because of a concurrent change in GAAP.

SECTION 4.7 SUBSEQUENT EVENTS. Since the Balance Sheet Date, the Company Parties have operated in the ordinary course of business and there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

SECTION 4.8 LIABILITIES. The Company Parties do not have any Liabilities other than (a) Liabilities provided for, reserved against or disclosed in the Company Unaudited Financial Statements, or (b) Liabilities incurred in the ordinary course of business since the Balance Sheet Date. None of the Liabilities described above relates to or has arisen out of a breach of contract, breach of warranty, tort or infringement by or against the Company or any claim or lawsuit involving the Company.

SECTION 4.9 LEGAL COMPLIANCE. The Company has complied in all material respects with all applicable Laws in connection with the operation of their respective businesses, and no Action is pending or threatened against the Company alleging any failure to so comply.

SECTION 4.10 CONTRACTS. Section 4.10 lists the following contracts to which each of the Company Parties is a party:

     (a) any contract (or group of related contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

     (b) any contract (or group of related contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $100,000;

     (c) any contract concerning a limited liability company, partnership, joint venture or similar arrangement;

     (d) any contract (or group of related contracts) under which it has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $50,000, or under which it has imposed or suffered to exist an Encumbrance on any of its assets;

     (e)  any contract concerning noncompetition;

     (f) any contract with any stockholder of the Company or any of its Affiliates;

     (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar contract for the benefit of its current or former directors, officers, and employees;

     (h)  any collective bargaining contract;

     (i) any contract for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;

     (j) any contract under which it has advanced or loaned any amount to any of its directors or officers or any stockholder of the Company or, outside the ordinary course of business, to its employees that are not stockholders of the Company; and

     (k) any other contract (or group of related contracts) the performance of which involves consideration in excess of $100,000.

     To the Knowledge of the Company and the Company Stockholders, with respect to each such contract: the contract is enforceable; the contract will continue to be enforceable on identical terms following the consummation of the Transactions; no party is in Breach, and no event has occurred which, with notice or lapse of time, would constitute a Breach under the contract; and no party has repudiated any provision of the contract.

SECTION 4.11 LITIGATION. Except as set forth in Section 4.11 of the Company Disclosure Schedule, the Company is not (a) subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Body or (b) a party to, the subject of, or threatened to be made a party to or the subject of, any Action. No event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

SECTION 4.12 AVAILABILITY, TITLE TO, AND CONDITION OF ASSETS. The Company Parties have good and indefeasible title to, or a valid leasehold interest, in, all buildings, machinery, equipment and other tangible assets that are used by the Company Parties except for assets which are immaterial to the conduct of the Company Parties' business. Except as contemplated by Section 6.2 of this Agreement, upon the consummation of the Transactions the Surviving Corporation will acquire/retain a valid leasehold interest in, and the right to use, all the assets used in the Company Parties' business, including those assets consisting of leasehold interests, subject to the terms of such leasehold interests, free and clear of any Encumbrances, other than Permitted Encumbrances. All buildings, machinery, equipment, and other tangible assets used by the Company Parties, whether owned or leased, have been maintained in accordance with normal industry practice, consistent with past practice and in compliance in all material respects with all applicable Laws and requirements of all applicable contracts, are in good repair and operating condition (subject to normal wear and tear), and are suitable for the purposes for which they are presently used. All such buildings, machinery, equipment, and other tangible assets are (i) in the possession of the Company Parties and (ii) to the extent owned by the Company Parties are, or to the extent leased or otherwise utilized pursuant to contract, such leases or contract are, free and clear of all Encumbrances, other than Permitted Encumbrances.

SECTION 4.13 LABOR; EMPLOYEES. The Company is not a party to or bound by any collective bargaining contract, nor has the Company experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes, nor have any been threatened. The Company has not committed any unfair labor practice (as determined under Law). No organizational effort is currently being made or threatened by or on behalf of any labor union with respect to the Company's employees. To the Knowledge of the Company and the Company Stockholders there is no pending, and the Company has not been threatened with, an investigation or proceeding under any Law or order which prohibits discrimination, retaliation or harassment of employees or which requires affirmative action regarding employment with respect to any Party's employees. No employee of the Company will accrue benefits, severance or accelerated rights to payment of benefits or be entitled to any other payment as a result of the Transactions (either alone or combined with any other event or transaction). Since January 1, 2005, the Company Parties have operated in material compliance with the applicable provisions of the WARN Act or other similar Laws of any jurisdiction in connection with any obligations with respect to persons employed by the Company Parties that arise prior to and including the Closing Date.

SECTION 4.14 EMPLOYEE BENEFITS.

     (a) The Company has no plans or other arrangements which provide compensation or benefits to officers, directors or consultants or employee benefits to employees of the Company, including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA, and all bonus, stock option, stock purchase, incentive, phantom stock, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, and all employment, consulting or executive compensation agreements covering any employee, former employee, consultant or the beneficiaries or dependents of any employee, former employee or consultant.

     (b)  Except as provided by law or in any employment agreement set forth on
          SECTION 4.14(B) of the Company Disclosure Schedule, the employment of all persons presently employed or retained by the Company is terminable at will.

     (c) Except as set forth in SECTION 4.14(C) of the Company Disclosure Schedule, the Company is not a party to any severance or similar arrangement in respect of any employee that will result in any obligation (absolute or contingent) of the Company or Parent after the closing of the transactions contemplated hereby, or in connection with a change of control, to make any payment to, or provide any accelerated vesting of any Equity Security for, any of such employee following termination of employment.

SECTION 4.15 TAX MATTERS. There are no Taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid Taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. All Taxes shown to be due and payable on such returns, any assessments imposed on the Company or its Assets, and to the Knowledge of the Company and the Company Stockholders all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Since the date of the Financial Statements, the Company has not incurred any Taxes, except in the ordinary course of its business and the Company has made adequate provision on its books for all Taxes relating to such period.

SECTION 4.16 ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. The Company Parties are in compliance in all material respects with all Environmental, Health, and Safety Requirements in connection with the ownership, use, maintenance or operation of the Company Parties' assets. There is no pending or to the Knowledge of the Company or the Company Stockholders threatened Actions by any Person claiming that any properties or assets used in the Company Parties' business are not, or that the Company Parties' business has not been conducted, in compliance in all material respects with all Environmental, Health and Safety Requirements.

SECTION 4.17 INSURANCE. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its Assets that might be damaged or destroyed.

                                   ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

     Each Company Stockholder hereby represents and warrants to the Company, severally and not jointly, as follows:

SECTION 5.1 REQUISITE POWER AND AUTHORITY. Each Company Stockholder has the power and authority under all applicable provisions of law to execute and deliver this Agreement and the Transaction Documents and to carry out their provisions. All actions on each Company Stockholder's part required for the lawful execution and delivery of this Agreement and the Transaction Documents have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Transaction Documents will be valid and binding obligations, enforceable against each Company Stockholder.

SECTION 5.2 OWNERSHIP OF COMPANY STOCK. As of the date hereof each Company Stockholder is the lawful record and beneficial owner of the number of shares of Common Stock as set forth next to such Company Stockholder's name in Section 4.4(a) of the Company Disclosure Schedule, free and clear of all Encumbrances (other than any restrictions under the Securities Act and state securities
Laws). No Company Stockholder is a party to any (i) contract that could require such Company Stockholder to sell, transfer, or otherwise dispose of any Equity Interests of the Company (other than this Agreement) or (ii) other contract with respect to any Equity Interests of the Company.

SECTION 5.3 INVESTMENT REPRESENTATIONS. Each Company Stockholder understands that shares of Parent Common Stock to be issued to the Company Stockholders have not been registered under the Securities Act. Each Company Stockholder also understands that the shares of Parent Common Stock comprising the Merger Consideration are being offered and issued pursuant to an exemption from registration contained in the Securities Act based in part upon the Company Stockholders' representations contained in the Agreement.

SECTION 5.4 INVESTMENT EXPERIENCE; ABILITY TO BEAR ECONOMIC RISK. Each Company Stockholder has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Each Company Stockholder must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.

SECTION 5.5 ACQUISITION FOR OWN ACCOUNT. Each Company Stockholder is acquiring the shares of Parent Common Stock for such Company Stockholder's own account for investment only, and not with a view towards, or for resale in connection with, their distribution.

SECTION 5.6 ACCREDITED INVESTOR. Each Company Stockholder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

SECTION 5.7 PARENT INFORMATION. Each Company Stockholder has had an opportunity to discuss Parent's business, management and financial affairs with officers and management of Parent and has had the opportunity to review Parent's operations and is satisfied with the results thereof. Each Company Stockholder has also had the opportunity to ask questions of and receive answers from, Parent and its management regarding the terms and conditions of its investment in the Parent Common Stock. Each Company Stockholder understands Parent's financial condition. Each Company Stockholder understands that it may lose its entire investment in Parent.

SECTION 5.8 RULE 144. Each Company Stockholder acknowledges and agrees that the Parent Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or an exemption from such registration is available. Each Company Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted shares (as defined in that rule) subject to the satisfaction of certain conditions.

SECTION 5.9 RESIDENCE. Section 4.4(a) of the Company Disclosure Schedule sets forth the correct address and state of residence of each Company Stockholder as of the date hereof.

                                   ARTICLE VI
                                   COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing and the Termination Date, unless otherwise stated:

SECTION 6.1 GENERAL. Each Party will use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions applicable to it including satisfaction of all of the conditions to Closing for which it is responsible or otherwise in control as set forth in ARTICLE VII.

SECTION 6.2 NOTICES AND CONSENTS. Parent will, and will cause each Parent Party to, give any notices to third parties, and will use its commercially reasonable efforts to obtain any third party Consents required to consummate the Transactions or that the Company reasonably requests. Parent will, and will cause each Parent Party to, give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any Consents of Governmental Bodies, if any, required pursuant to any applicable Law in connection with the Transactions. The Company shall reasonably cooperate with Parent in obtaining such third party Consents.

     (b) The Company and each of the Company Stockholders will give any notices to third parties, and will use their commercially reasonable efforts to obtain any third party Consents required to consummate the Transactions or that Parent reasonably requests. The Company and each of the Company Stockholders will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any Consents of Governmental Bodies, if any, required pursuant to any applicable Law in connection with the Transactions. Parent shall reasonably cooperate with the Company in obtaining such third party Consents.

SECTION 6.3 OPERATION AND PRESERVATION OF THE COMPANY'S BUSINESS. Without the prior written consent of Parent (which shall not be unreasonably withheld), the Company shall not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. The Company will use its best efforts to keep its business and properties substantially intact. The Company will, and will cause the Company Subsidiaries to, not (i) declare or pay any dividend or other distribution with respect to any of its Equity Securities, other than normal quarterly dividends or distributions consistent with past practice; (ii) issue any Equity Securities (other than in connection with the exercise of Commitments outstanding on the date hereof); (iii) redeem, purchase or acquire, directly or indirectly, any of the Company's Equity Securities; (iv) incur any indebtedness; or (v) amend its Organizational Documents.

SECTION 6.4 OPERATION AND PRESERVATION OF THE PARENT'S BUSINESS. Without the prior written consent of the Company (which shall not be unreasonably withheld), Parent shall not, and shall cause each Parent Party not to, engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Parent will, and will cause each Parent Party to, use its best efforts to keep its business and properties substantially intact. Parent will, and will cause each Parent Subsidiary, to use its best efforts to keep its business and properties substantially intact. Parent will, and will cause the Parent Subsidiaries to, not, (i) declare or pay any dividend or other distribution with respect to any of its Equity Securities, other than normal quarterly dividends or distributions consistent with past practice; (ii) issue any Equity Securities (other than in connection with the exercise of Commitments outstanding on the date hereof); (iii) redeem, purchase or acquire, directly or indirectly, any of the Parent's Equity Securities; (iv) incur any indebtedness; or (v) amend its Organizational Documents; provided, however, that this Section
6.4 shall not apply to any agreements or arrangements which Parent may enter into with lenders or lenders in connection with additional financing for Parent.

SECTION 6.5 TRANSFERS OF COMPANY STOCK. The Company Stockholders agree that they shall not transfer, sell, hypothecate, pledge or otherwise encumber any shares of Company Stock prior to the Effective Date other than in compliance with the provisions of this section. The Company Stockholders may transfer to no more than eight (8) accredited investors, as such term is defined within Regulation D under the Securities Act, shares of Company Stock shares of Company Common Stock representing not more than sixty percent (60%) of the shares of the Company Stock outstanding as of the date hereof; provided that prior to any such transfer, such transferee shall be required to execute an agreement that such transferee: (i) makes to Parent and Merger Sub the investment representations set forth in SECTION 5.3 - SECTION 5.8 of this Agreement, as well as representations as to power and authority and ownership, (ii) acknowledges such transferee has acquired the shares of Company Stock subject to the terms of this Agreement; (iii) acknowledges that such transferee is aware the Merger has been approved by the unanimous consent of the stockholders of the Company and that such transferees approve of the Merger, (iv) agrees that at Parent's request such transferee will either deliver a written consent ratifying this Agreement and approving the consummation of the Merger and the Transactions or granting Parent an irrevocable proxy to vote any shares of Company Stock held by such transferee at any meeting of the stockholders of the Company held in connection with this Agreement or the Merger, or execute any written consent of the stockholders of the Company related to this Agreement or the Merger; (v) agrees that such transferee will not exercise any dissenter's rights in connection with the Merger; (vi) agrees that without the prior written approval of Parent take any action to change the composition of the Company's board of directors as of the date hereof; (vii) acknowledges that the shares of Parent Common Stock to be issued to such transferee in connection with the Merger will not be registered under the Securities Act; (viii) acknowledges that the shares of Parent Common Stock comprising the Merger Consideration are being offered and issued pursuant to an exemption from registration contained in the Securities Act based in part upon representations made by such transferee to Parent as contemplated by this section; (ix) agree to be bound by the covenants set forth in ARTICLE VI this Agreement, including, but not limited to, the covenant to provide the information required by SECTION 6.8 hereof; and (x) agrees to deliver to Parent on the Closing Date, stock certificates representing the shares of Company Stock held by such transferee, duly endorsed for cancellation. The Parties agree that any transferee of Company Stock in violation of this SECTION 6.5 will be void and of no effect.

SECTION 6.6 CONFIDENTIALITY; PUBLICITY.

     (a) CONFIDENTIALITY. Except as may be required by Law, by the rules and regulations of the SEC, the National Association of Securities Dealers, or other regulatory bodies or as otherwise expressly contemplated herein, no Party or their respective Affiliates and Representatives will disclose to any Person the existence of this Agreement, the subject matter or terms hereof or any confidential information concerning the business or affairs of any other Party ("CONFIDENTIAL INFORMATION") that it may have acquired from such Party in the course of pursuing the Transactions without the prior written consent of the Company or Parent, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows: (a) to such Party's Affiliates and its or its Affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable Law or order, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any Action of which it is aware which may result in disclosure and uses its commercially reasonable efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Party making such disclosure on a nonconfidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party's Knowledge, is not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation to the other Party. If the Transactions are not consummated, each Party will return or destroy as much of the Confidential Information concerning the other Party as the Parties that have provided such information may reasonably request.

     (b) PUBLICITY. Parent and the Company shall, subject to all legal and regulatory obligations applicable to Parent as a public company, issue on or about the date of the execution of the Agreement a press release mutually agreed to by Parent and the Company. Parent may make any and all such additional public disclosure as may be required by the rules and regulations of the SEC, the National Association of Securities Dealers, or other regulatory bodies, or otherwise relating to the existence of this Agreement, the material terms of the Agreement, the expected impact of the Merger to Parent's operations, and the status with respect to achieving the Closing as it desires. The Company, each of the Company Stockholders, or any of their respective Representatives or Affiliates, will not issue any press release or other public announcement related to this Agreement or the Transactions without Parent's prior written approval.

SECTION 6.7 EXCLUSIVITY.

     (a) The Company and the Company Stockholders shall immediately terminate, all discussions or negotiations, if any, with any third party with respect to, or any that could reasonably be expected to lead to an Acquisition Proposal. The Company and each Company Stockholder shall promptly request that each Person which has heretofore executed a confidentiality agreement with it with respect to such Person's consideration of a possible Acquisition Proposal to promptly return or destroy all confidential information heretofore furnished to such Person or its Representatives in accordance with the terms of such Person's confidentiality agreement.

     (b) The Company and the Company Stockholders shall not, and shall require each of their Representatives not to, directly or indirectly: (i) initiate, solicit, or encourage any inquiry, proposal, offer or discussion with any party (other than the Parent Parties) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company or any division of the Company, or (ii) furnish any non public information concerning the business, properties or assets of the Company or any division of the Company to any party (other than the Parent Parties).

     (c) The Company and the Company Stockholders, and each of their Representatives or Affiliates, shall not: (i) engage in discussions with any Person with respect to any Acquisition Proposal, except to notify such Person as to the existence of this SECTION 6.7; (ii) approve, endorse or recommend any Acquisition Proposal with respect to it; or (iii) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby.

     (d) Neither the board of directors of the Company nor any committee thereof shall withdraw or modify in a manner adverse to the Parent Parties, the approval or recommendation by the board of directors of the Company or any such committee of this Agreement or the Merger.

     (e) The Company Stockholders shall not withdraw or modify in a manner adverse to the Parent Parties, the approval of this Agreement or the consummation of the Merger and the Transactions.

SECTION 6.8 PARENT PROXY STATEMENT AND REGISTRATION STATEMENT.

     (a) The Company and the Company Stockholders shall furnish all information concerning the Company and the Company Stockholders as Parent may reasonably request in connection with the preparation of the proxy statement to be filed with the Securities and Exchange Commission and sent to Parent's stockholders relating to the meeting of Parent's stockholders to be held to consider approval and adoption of this Agreement and amendment of Parent's Certificate of Incorporation or any information to be sent to such stockholders as appropriate (such proxy statement or information statement, as amended or supplemented, the "PROXY STATEMENT").

     (b) The Company and the Company shall furnish all information concerning the Company and the Company Stockholders as Parent may reasonably request in connection with the preparation of a registration statement on Form S-1, Form S-4, or such other form Parent may choose in its sole discretion (together with all amendments and supplements thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the Company Stockholders pursuant to this Agreement.

     (c) The Company and the Company Stockholders represent that the information supplied by the Company and the Company Stockholders for inclusion in the Proxy Statement and the Registration Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent,
          (ii) the time of the meeting of the stockholders of Parent, (iii) the Effective Time, or (iv) the time the Registration Statement is declared effective, as applicable, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time, any event or circumstance relating to the Company, or its officers or directors, or the Company Stockholders, should be discovered by the Company or the Company Stockholders, which should be set forth in an amendment or a supplement to the Proxy Statement or the Registration Statement, the Company and the Company Stockholders shall promptly inform Parent.

SECTION 6.9 COMPANY DISCLOSURE SCHEDULE. The Company will deliver to Parent (i) the Company Disclosure Schedule and (ii) the Company Unaudited Financial Statements, no later than seven (7) Business Days from the Execution Date.

                                  ARTICLE VII
                               CLOSING CONDITIONS

SECTION 7.1 GENERAL CONDITIONS. The obligations of the Parties to effect the Closing shall be subject to the following conditions unless waived in writing by Parent and the Company:

     (a) NO INJUNCTION. No Law or order, injunction, judgment, decree, ruling, assessment, or award shall have been enacted, entered, issued or promulgated by any Governmental Body (and be in effect) which prohibits the consummation of the Merger or any of the other Transactions.

     (b) REGULATORY APPROVAL. All regulatory approvals or waivers required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such approvals or waivers shall contain any conditions, restrictions or requirements which would reduce the benefits of the Transactions to Parent in any material respect.

     (c) PARENT STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved by the stockholders of Parent in accordance with the Organizational Documents of Parent, the DGCL and the CCC, as applicable.

SECTION 7.2 CONDITIONS PRECEDENT TO OBLIGATION OF PARENT AND MERGER SUB. Parent's and Merger Sub's obligation to consummate the Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction on or prior to the Closing Date of each condition precedent listed below, any of which may be waived in writing by Parent and/or Merger Sub.

     (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company and the Company Stockholders set forth in
          ARTICLE IV and ARTICLE V must have been accurate and complete in all material respects on the date when made and on the Closing Date (unless the representations and warranties address matters as of a particular date, in which case they shall remain accurate and complete in all respects as of such date and except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete) with the same effect as if made on and as of the Closing Date, without giving effect to any supplements to the Company Disclosure Schedule.

     (b) COMPLIANCE WITH OBLIGATIONS. The Company Stockholders and the Company must have performed and complied in all material respects with all of its covenants to be performed or complied with at or prior to the Closing.

     (c) NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date, there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

     (d) TRANSACTION DOCUMENTS. The Company Stockholders and the Company shall have duly executed or caused the execution of, and delivered each of the documents and instruments required to be delivered by them pursuant to Section 2.3(a).

     (e) DISSENTING STOCKHOLDERS OF PARENT. Stockholders of Parent holding no more than 5% of the outstanding shares of Parent Common Stock who are entitled to dissent from the corporate action under the DGCL and/or the CCC, as applicable, shall have exercised that right when and in the manner required by the DGCL and/or CCC.

     (f) DISSENTING STOCKHOLDERS OF THE COMPANY. No holder of shares of Company stock who are entitled to dissent from the corporate action under the DGCL and/or the CCC, as applicable, shall have exercised that right when and in the manner required by the DGCL and/or CCC.

     (g) AUDITED FINANCIAL STATEMENTS. The Company shall have delivered to Parent, no later than (30) days after the Execution Date, audited consolidated balance sheets of the Company as of December 31, 2005 and audited consolidated statements of income, changes in stockholders' equity and cash flows for the Company for the fiscal year then ended, together with the report thereon of the Company's independent certified public accountants, including the notes thereto.

SECTION 7.3 CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY. The Company's obligation to consummate the Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction on or prior to the Closing Date of each condition precedent listed below, any of which may be waived by the Company.

     (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Parent and Merger Sub set forth in ARTICLE III must have been accurate and complete in all material respects on the date when made and on the Closing Date (unless the representations and warranties address matters as of a particular date, in which case they shall remain accurate and complete in all respects as of such date and except with respect to any provisions including the word "material" or words of similar import, with respect to which such representations and warranties must have been accurate and complete) with the same effect as if made on and as of the Closing Date, without giving effect to any supplements to Parent Disclosure Schedule.

     (b) COMPLIANCE WITH OBLIGATIONS. Parent and Merger Sub must have performed and complied in all material respects with all its covenants to be performed or complied with at or prior to the Closing.

     (c) TRANSACTION DOCUMENTS. Parent and Merger Sub shall have duly executed and delivered each of the documents and instruments required to be delivered by it pursuant to Section 2.3(b).

     (d) SEC FILINGS. Parent will have filed all quarterly and annual reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

     (e) AUDITED FINANCIAL STATEMENTS. Parent shall have delivered to the Company, no later than (60) days after the Execution Date, audited consolidated balance sheets of Parent as of December 31, 2005, December 31, 2004, and December 31, 2003 and audited consolidated statements of income, changes in stockholders' equity and cash flows for Parent for the fiscal years then ended, together with the report thereon of Corbin & Company LLP, independent certified public accountants, including the notes thereto.

                                  ARTICLE VIII
                                  TERMINATION

SECTION 8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

     (a) Parent and the Company may terminate this Agreement as to all Parties by mutual written consent;

     (b) Parent or the Company may terminate this Agreement if the Effective Time shall not have occurred on or before December 31, 2006; provided, however, that the right to terminate this Agreement under this SECTION 8.1(B) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) Parent or the Company may terminate this Agreement, if this Agreement and the Merger fail to receive the requisite vote for approval on or before September 30, 2006;

     (d) Parent may terminate this Agreement by giving written notice to the Company in the event the Company or any Company Stockholder is in breach of any material representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other breach, would cause the conditions set forth in SECTION 7.2(A) OR SECTION 7.2(B) not to be satisfied and (ii) if capable of cure, is not cured within twenty (20) days following delivery by the Parent to the Company of written notice of such breach; (e) The Company may terminate this Agreement by giving written notice to Parent in the event Parent or Merger Sub is in breach of any material representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other breach, would cause the conditions set forth in SECTION 7.3(A) OR SECTION 7.3(B) not to be satisfied and (ii) if capable of cure, is not cured within 20 days following delivery by the Company to Parent of written notice of such breach;

     (f) Parent may terminate this Agreement by giving written notice to the Company, if the board of directors of the Company (i) withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved pursuant to valid board action to do any of the foregoing, or (ii) shall have recommended to the Stockholders any Acquisition Proposal or resolved by valid board action to do so;

     (g) The Company may terminate this Agreement by giving written notice to Parent, within five (5) days of its receipt of the audited financial statements required to be delivered pursuant to SECTION 7.2(G), if such financial statements are materially adversely different than the Parent Unaudited Financial Statements; or

     (h) Parent may terminate this Agreement by giving written notice to the Company, within five (5) days of its receipt of the audited financial statements required to be delivered pursuant to SECTION 7.3(E), if such financial statements are materially adversely different than the Company Unaudited Financial Statements.

     (i) Parent may, in its sole discretion, terminate this Agreement by giving written notice to the Company within fifteen (15) Business Days of its receipt of the Company Disclosure Schedule pursuant to SECTION 6.9.

SECTION 8.2 EFFECT OF TERMINATION; BREAK-UP FEE.

     (a) Except for obligations under ARTICLE IX, ARTICLE X, if this Agreement is terminated pursuant to SECTION 8.1(A), SECTION 8.1(C), SECTION 8.1(E), SECTION 8.1(G), OR SECTION 8.1(I), then all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement prior to such termination).

     (b)  If this Agreement is terminated by Parent pursuant to Section 8.1(b),
          Section 8.1(d), Section 8.1(f), or Section 8.1(h) the Company and the Company Stockholders agree to pay to Parent a break up fee of $200,000 within three (3) Business Days of the notice of termination.

                                   ARTICLE IX
                                INDEMNIFICATION

SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     (a)  Each representation and warranty of the Company contained in SECTION
          4.2 and SECTION 4.4 and each representation and warranty of the Company Stockholders contained in SECTION 5.1 and SECTION 5.2 any certificate related to such representations and warranties, will survive the Closing and will continue in full force and effect forever. Each of the other representations and warranties of the Company contained in ARTICLE IV and each of the other representations of the Company Stockholders contained in ARTICLE V or in any of the Transaction Documents, and any certificate related to such representations and warranties will survive the Closing and will continue in full force and effect for twelve (12) months thereafter.

     (b)  Each representation and warranty of Parent and Merger Sub contained in
          SECTION 3.2 and any certificate related to such representations and warranties will survive the Closing and will continue in full force and effect forever. Each of the other representations and warranties of Parent and Merger Sub contained in ARTICLE III, in any Transaction Document and any certificate related to such representations and warranties will survive the Closing and will continue in full force and effect for twelve (12) months thereafter.

     (c) The right to indemnification, reimbursement or other remedy hereunder shall not be affected by (i) any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or obligation or (ii) any supplement to any disclosure schedule. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     (d) Nothing contained in this SECTION 9.1 shall limit Company's right to indemnity pursuant to Section 9.2(b).

     (e) Nothing contained in this SECTION 9.1 shall limit Parent's and Merger Sub's right to indemnity pursuant to SECTION 9.3(B).

SECTION 9.2 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE COMPANY AND THE COMPANY STOCKHOLDERS. Parent will indemnify and hold Parent Indemnified Parties harmless, on an after tax basis, from and pay, without duplication, any and all Damages, directly or indirectly resulting from, relating to, arising out of, or attributable to any of the following:

     (a) Any Breach of any representation or warranty Parent or Merger Sub has made in this Agreement as if such representation or warranty were made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be deemed to have been made only as of such specified date) without giving effect to any supplement to the Parent Disclosure Schedule;

     (b) Any Breach by Parent or Merger Sub of any covenant or obligation of Parent or Merger Sub in this Agreement; and

     (c) Any compensation payable to any broker, finder or agent retained or engaged by any Parent Party with respect to the Transactions.

SECTION 9.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE PARENT PARTIES. The Company and each Company Stockholder will, jointly and severally, indemnify and hold the Company Indemnified Parties harmless, on an after tax basis, from and pay, without duplication, any and all Damages, directly or indirectly resulting from, relating to, arising out of, or attributable to any of the following:

     (a) Any Breach of any representation or warranty the Company or the Company Stockholders have made in this Agreement as if such representation or warranty were made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall be deemed to have been made only as of such specified date) without giving effect to any supplement to the Company Disclosure Schedule;

     (b) Any Breach by the Company Stockholders or the Company, to the extent relating to the period prior to the Closing, of any covenant or obligation of the Company in this Agreement or any Transaction Document; and

     (c) Any compensation payable to any broker, finder or agent retained or engaged by the Company or any Company Stockholder with respect to the Transactions.

SECTION 9.4 INDEMNIFICATION CLAIM PROCEDURES. Each Indemnified Party shall notify the Indemnitor in writing of any action against such Indemnified Party in respect of which the Indemnitor is or may be obligated to provide indemnification on account of SECTION 9.2 or SECTION 9.3 promptly after the receipt of notice of the commencement thereof. The omission of any Indemnified Party to notify an Indemnitor of any such action shall not relieve the Indemnitor from any liability which the Indemnitor may have to such Indemnified Party except to the extent the Indemnitor shall have been materially prejudiced by the omission of such Indemnified Party to so notify the Indemnitor pursuant to this SECTION 9.4. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein and, to the extent that the Indemnitor may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnitor to such Indemnified Party of its election to so assume the defense thereof, the Indemnitor will not be liable to such Indemnified Party under
SECTION 9.2 or SECTION 9.3 for any legal or other expense subsequently incurred by such Indemnified Party in connection with such defense thereof nor for any settlement thereof entered into without the consent of the Indenmnitor; provided, however, that (i) if the Indemnitor shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines (x) that there may be a conflict between the positions of the Indemnitor and of the Indemnified Party in defending such claim or action or (y) that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Indemnitor, then separate counsel for the Indemnified Party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the Indemnitor shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with the defense.

SECTION 9.5 LIMITATIONS.

     (a)  After the Closing, the rights of the Indemnified Parties under this
          ARTICLE IX shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement other than a claim for fraud or knowing and willful breach of a covenant.

     (b) No Company Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

SECTION 9.6 TAX AND INSURANCE BENEFITS. If prior to the date any indemnity payment is to be made by any Indemnifying Party pursuant to this ARTICLE IX, the Indemnified Party or any Affiliate thereof, as a result of the matter that gives rise to the right to indemnification (a) realizes and actually receives a refund with respect to any period or portion thereof following the Closing Date (a "Tax Benefit"), or (b) receives any proceeds from an insurance carrier, such indemnity payment shall be reduced by the amount of such Tax Benefit or insurance proceeds. If, after the Indemnifying Party has already made one or more indemnity payments pursuant to this ARTICLE IX, any Tax Benefit is received or insurance proceeds received by the Indemnified Party with respect to the subject of such indemnity payment, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax Benefit or insurance proceeds no later than sixty (60) days after that reduction is realized or proceeds received. At the Indemnifying Party's (or its representative's) reasonable request, the Indemnified Party shall provide the Indemnifying Party (or its representative) with such information as may be reasonably necessary for the Indemnifying Party to verify the amount of such Tax Benefit or insurance proceeds.

SECTION 9.7 EXCLUSION OF CERTAIN TYPES OF DAMAGES. All indemnification obligations will be limited to actual Damages and will exclude special, incidental, consequential, punitive and exemplary damages (except, and only to the extent, such amounts are actually awarded by a court in a third party Action and such Damages arise out of the conduct of the Company prior to the Closing); provided however, the foregoing restriction will not reduce a Party's ability to assert Damages for diminution in value as an element of actual Damages, whether involving a direct claim against such Party or by a third party.

                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions.

SECTION 10.2 SUCCESSORS. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

SECTION 10.3 ASSIGNMENTS. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Parent, Merger Sub and the Company.

SECTION 10.4 NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three
(3) Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to Parent and Merger Sub:

                Digital Lifestyles Group, Inc.
                727 Brea Canyon Road, Suite 6
                Walnut, California  91789
                Attn:    Chief Executive Officer
                Tel:     (909) 869-0595
                Fax:     (909) 869-9233

        Copy to (which will not constitute notice):

                Akin Gump Strauss Hauer & Feld LLP
                Century Tower Plaza, 2029 Century Park East, Suite 2400 Los Angeles, California 90067
                Attn:    Lee Kolodny, Esq.
                Tel:     (310) 728-3329
                Fax:     (310) 728-2329

        If to the Company and the Company Stockholders:

                Protron Digital Corporation
                2133 S. Green Privado
                Ontario, California  91761
                Attn:    Chief Executive Officer
                Tel:     (909) 354-4120
                Fax:     (909) 354-4146

        Copy to (which will not constitute notice):

                Paul D. Cass, Esq.
                3055 Wilshire Blvd., Suite 900
                Los Angeles, California 90010
                Tel: (213) 487-1595, Ext. 232
                Fax: (213) 380-8143

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

SECTION 10.5 LITIGATION SUPPORT. So long as any Parent Party or the Company is actively contesting or defending against any Action in connection with (a) the Transactions, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction prior to, on or after the Closing Date involving the Company, each Party will cooperate with such Party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as will be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under this Agreement).

SECTION 10.6 DISPUTE RESOLUTION. The parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final, binding and confidential arbitration before the Judicial Arbitration and Mediation Service ("JAMS"), or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any party hereto may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other parties hereto. The arbitration will be conducted in accordance with the provisions of JAMS' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties hereto will cooperate with JAMS and with one another in selecting an arbitrator from a JAMS' panel of neutrals and in scheduling the arbitration proceedings. The parties hereto covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this SECTION 10.6 may be enforced by any court of competent jurisdiction, and the prevailing party (as determined on an overall basis by the arbitrator after taking into account all claims presented in the course of the arbitration and the final disposition thereof) shall be entitled to an award of all reasonable costs, fees and expenses, including attorneys' fees, incurred in connection with the arbitration.

SECTION 10.7 TIME. Time is of the essence in the performance of this Agreement.

SECTION 10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

SECTION 10.9 HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.10 GOVERNING LAW. This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the Laws of the State of California, without giving effect to any choice of Law principles.

SECTION 10.11 AMENDMENTS AND WAIVERS. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Parent, the Company or the Surviving Corporation, as the case may be, and the Company Stockholders. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

SECTION 10.12 SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

SECTION 10.13 EXPENSES. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, Representatives, financial advisors, legal counsel and accountants. The Company Stockholders shall bear the cost and expense of any broker, finder or agent retained or engaged by the Company Parties with respect to the Transactions. Parent shall bear the cost and expense of any broker, finder or agent retained or engaged by the Parent Parties with respect to the Transactions.

SECTION 10.14 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has Breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not Breached will not detract from or mitigate the fact that the Party is in Breach of the first representation, warranty, or covenant.

SECTION 10.15 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The exhibits, annexes, schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

SECTION 10.16 REMEDIES. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

SECTION 10.17 ELECTRONIC SIGNATURES.

     (a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et. seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed a Transaction Document or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed such Transaction Document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such Transaction Document or such other document contemplated.

     (b) Delivery of a copy of a Transaction Document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. "Originally signed" or "original signature" means or refers to a signature that has not been mechanically or electronically reproduced.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                        MERGER SUB:

                                        PROTRON ACQUISITION, INC.



                                        By: /s/ Andy Teng
                                            --------------------------------
                                        Name:  Andy Teng
                                        Title: Chief Executive Officer


                                        PARENT:

                                        DIGITAL LIFESTYLES GROUP, INC.



                                        By: /s/ Andy Teng
                                            --------------------------------
                                        Name:  Andy Teng
                                        Title: Chief Executive Officer


                                        COMPANY:

                                        PROTRON DIGITAL CORPORATION



                                        By:  /s/ Leo Chen
                                            ---------------------------------
                                        Name:  Leo Chen
                                        Title: Secretary


                                        COMPANY STOCKHOLDERS:


                                        /s/ Leo Cheng
                                        -------------------------------------
                                        Leo Chen, an individual


                                        /s/ Alex Chung
                                        -------------------------------------
                                        Alex Chung, an individual